As filed with the Securities and Exchange Commission on November 30, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

 Credo Technology Group Holding Ltd

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	3674	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	c/o Maples Corporate Services, Limited,
	PO Box 309, Ugland House
	Grand Cayman, KY1-1104, Cayman Islands
	(408) 664-9329
	(Address of Principal Executive Offices)

	Credo Technology Group Holding Ltd. 2021 Long-Term Incentive Plan

	Credo Technology Group Holding Ltd. Employee Stock Purchase Plan
	(Full Title of the Plans)

	William Brennan
	President and Chief Executive Officer
	Credo Technology Group Holding Ltd
	110 Rio Robles
	San Jose, California 95134
	(408) 664-9329
	(Name, Address, Including Zip Code, and Telephone Number,
	Including Area Code, of Agent For Service)

With copies to:
Alan F. Denenberg	Adam Thorngate-Gottlund
Jason Bassetti	General Counsel and Secretary
Davis Polk & Wardwell LLP	Credo Technology Group Holding Ltd
1600 El Camino Real	110 Rio Robles
Menlo Park, California 94025	San Jose, California 95134
(650) 752-2000	(408) 664-9329

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Credo Technology Group Holding Ltd, a Cayman Islands exempted company (the “Registrant”), is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (“Commission”) to register an additional 16,695,277 ordinary shares, par value $0.00005 per share, of the Registrant (“Ordinary Shares”) for issuance under the 2021 Long-Term Incentive Plan (the “Plan”) and an additional 2,934,063 Ordinary Shares for issuance under the Employee Stock Purchase Plan (“ESPP”), pursuant to the provisions of the Plan and ESPP providing for an automatic increase in the number of Ordinary Shares reserved for issuance under the Plan and ESPP on the first day of each fiscal year of the Registrant. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Commission on January 27, 2022 (File No. 333-262358) to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)  The Registrant’s Annual Report on Form 10-K filed with the Commission on June 23, 2023, for the fiscal year ended April 29, 2023, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)  The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on August 29, 2023, for the fiscal quarter ended July 29, 2023, and on November 30, 2023, for the fiscal quarter ended October 28, 2023, and the Registrant’s Current Report on Form 8-K filed with the Commission on October 18, 2023; and

(c)  The description of the Registrant’s securities included in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 29, 2023.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents or any information therein deemed to have been furnished and not filed in accordance with rules of the Commission) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, No. 001-41249, filed on February 1, 2022)
5.1*	Opinion of Maples and Calder (Cayman) LLP
23.1*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included on the signature page to this Registration Statement)
99.1	2021 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 of the Registrant’s Registration Statement on Form S-8, No. 333-262358, filed on January 27, 2022)
99.2	Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 of the Registrant's Registration Statement on Form S-8, No. 333-262358, filed January 27, 2022)
107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 30th day of November, 2023.

Credo Technology Group Holding Ltd
By:	/s/ William Brennan
Name:	William Brennan
Title:	President and Chief Executive Officer

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of Credo Technology Group Holding Ltd, in the City of San Jose, State of California, on the 30th day of November, 2023.

By:	/s/ William Brennan
Name:	William Brennan
Title:	President and Chief Executive Officer Credo Technology Group Holding Ltd

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below constitutes and appoints William Brennan and Daniel Fleming, and each of them, as his or her true and lawful attorney-in-fact and agents, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Credo Technology Holding Group Ltd to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William Brennan	President, Chief Executive Officer and Director (principal executive officer)	November 30, 2023
William Brennan

/s/ Daniel Fleming	Chief Financial Officer (principal financial and accounting officer)	November 30, 2023
Daniel Fleming

/s/ Sylvia Acevedo	Director	November 30, 2023
Sylvia Acevedo

/s/ Chi Fung Cheng	Chief Technology Officer and Director	November 30, 2023
Chi Fung Cheng

/s/ Manpreet Khaira	Director	November 30, 2023
Manpreet Khaira

/s/ Yat Tung Lam	Chief Operating Officer and Director	November 30, 2023
Yat Tung Lam

/s/ Pantas Sutardja	Director	November 30, 2023
Pantas Sutardja

/s/ Lip-Bu Tan	Chairman	November 30, 2023
Lip-Bu Tan

/s/ David Zinsner	Director	November 30, 2023
David Zinsner